Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CRYO-CELL INTERNATIONAL, INC.

(As Amended Through September 22, 2014)

ARTICLE I

OFFICERS

The principal office of the Corporation shall be located in the City, County and State so provided in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Delaware as the Board of Directors may, from time to time, determine and the business may require.

ARTICLE II

SHAREHOLDERS

1.	Place of Meetings.

Meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of Delaware as the Board shall authorize.

2.	Annual Meetings.

The annual meeting of the shareholders of the Corporation shall be held at a date and time as determined by the Board of Directors, at which time the shareholders shall elect a Board of Directors, and transact such other business as may properly come before the meeting.

3.	Business at Annual Meetings.

For business to be properly requested by a shareholder to be brought before an annual meeting, (i) the shareholder must be a shareholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the shareholder must be entitled to vote at such meeting, (iii) the shareholder must have given timely notice thereof in writing to the Secretary and (iv) if the shareholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Company with a Proposal Solicitation Notice, as that term is defined in this Section 3, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Company entitled to vote required to approve such business that the shareholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the

Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings among such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (E) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”), and (F) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Section 3, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”) with respect to the matters set forth in this Section 3. For purposes of this Section 3 and Article II Section 10, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Company to shareholders. Nothing in this Section 3 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

4.	Special Meetings.

Special meetings of the shareholders may be called only as provided in this Section 4. Special meetings may be called by the Chairman or the Vice Chairman, and shall be called by the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of directors that the Company would have if there were no vacancies (the “Whole Board”) or upon receipt of the written request of the holders of at least two-thirds of the voting power of the then outstanding shares of Common Stock. Any such request by a majority of the Whole Board or the holders of at least two-thirds of the voting power of the then outstanding shares of Common Stock shall be sent to the Chairman and the Secretary and shall state the purpose or purposes of the proposed meeting. At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the Vice Chairman or a majority of the Whole Board in accordance with Section 5 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

5.	Notice of Meetings.

Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail. Such notice shall be served not less than then (10) nor more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by the person calling the meeting. If at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event, it shall be mailed to the address designated in such request.

6.	Waiver.

Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice either before or after a meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder.

7.	Fixing Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than (60) days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

8.	Quorum.

(a) Except as otherwise provided by the Certificate of Incorporation, at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding a third of the total number of shares of the Corporation then issued and outstanding on the records of the Corporation and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. If a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting.

9.	Voting.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation,

(1) directors shall be elected by a plurality of the votes cast; and

(2) all other corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast;

at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact duly authorized in writing. No proxy shall be voted or acted upon after three (3) years, unless the proxy shall specify the length of time it is to continue in force. The proxy shall be delivered to the Secretary at the meeting and shall be filed with the records of the Corporation. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless the proxy states that it is irrevocable, except as otherwise provided by law.

(d) (i) Subject to this Section 9(d), any action that may be taken by vote may be taken without a meeting on written consent. Such action shall constitute action by such shareholders with the same force and effect as if the same had been approved at a duly called meeting of shareholders and evidence of such approval signed by all of the shareholders shall be inserted in the Minute Book of the Corporation.

(ii) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting pursuant to this Section 9(d), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 9(d)(ii)). If no record date has been fixed Board of Directors pursuant to the first sentence of this Section 9(d)(ii) or otherwise within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, the Corporation’s principal executive offices, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand, or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(iii) In the event of the delivery, in the manner provided by Section 9(d)(ii), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 9(d)(ii) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 9(d)(iii) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any such action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(iv) Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with this Section 9(d), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Section 9(d).

10.	Nomination of Directors.

(a) Subject to the rights, if any, of the holders of any series of preferred shares to elect additional directors as may be provided in a designation of rights for such series, only persons who are nominated in accordance with this Section 10 will be eligible for election at a meeting of shareholders as directors of the Company.

(b) Nominations of persons for election as directors of the Company may be made only at an annual meeting of shareholders (i) by or at the direction of the Board or (ii) by any shareholder that is a shareholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote for the election of directors at such annual meeting, and who complies with the procedures set forth in this Section 10. If a shareholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Company with a Nomination Solicitation Notice, as that term is defined in this Section 10 below, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Company entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(c) To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder’s notice must set forth or include (i) the name and address, as they appear on the Company’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (vi) the signed consent of each nominee to serve as a director of the Company if so elected; (vii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”); and (viii) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. At the request of the

Board, any person nominated by the Board for election as a director must furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination that pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 10, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 10, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 10.

ARTICLE III

BOARD OF DIRECTORS

1.	Number.

The number of the directors of the Corporation shall be established by the Board of Directors from time to time. The directors shall be elected from time to time in accordance with these Bylaws. From time to time, the number of directors may be increased or decreased by a majority vote of the Board of Directors.

2.	Election.

Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board need not be shareholders and shall be elected by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

3.	Term of Office.

Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal. Board terms may be changed to two or three years subject to the approval of a majority of the shareholders.

4.	Duties and Powers.

The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except those powers expressly conferred upon or reserved to the shareholders.

5.	Annual Meetings.

Regular annual meetings of the Board shall be held immediately before, if necessary, and following the annual meeting of shareholders.

6.	Regular Meetings and Notice.

The Board may provide by resolution for the holding of regular meetings of the Board of Directors, and may fix the time and place thereof.

Notice of regular meetings shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth at Section 7 of this Article III, unless such notice shall be waived.

7.	Special Meetings and Notice.

(a) Special meetings of the Board shall be held whenever called by the Chairman, Chief Executive Officer or by a majority of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be: 1.) mailed directly to each director, addressed to him at the address designated by him for such purpose at his usual place or business, at least two (2) business days before the day on which the meeting is to be held, 2.) delivered to him personally or 3.) given to him orally in person or by telephone, not later than the business day before the day on which the meeting is to be held.

(c) Notice of special meeting shall not be required to be given to any director who shall attend such meeting, or who submits a signed waiver of notice.

8.	Chairman.

At all meetings of the Board, the Chairman, if present, shall preside. If there shall be no Chairman, or he shall be absent, then the Vice Chairman shall preside. In his absence, the Chairman shall be chosen by the directors present.

9.	Quorum and Adjournments.

(a) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provide by law, by the Certificate of Incorporation, or by these Bylaws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

(b) A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

10.	Manner of Acting.

(a) At all meetings of the Board, each director present shall have one vote.

(b) Except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

11.	Vacancies.

Any vacancy in the Board of Directors resulting from an increase in the number of directors shall be filled for the unexpired portion of the term by the majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board called for that purpose. If at any time a vacancy would otherwise exist on the Board of Directors resulting from death, resignation or removal of a director, the number of directors shall be automatically decreased accordingly so that such vacancy no longer exists.

12.	Resignation.

Any director may resign at any time by giving written notice to the Chairman of the Board, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

13.	Removal.

Any director may be removed, for cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, at a special meeting of the shareholders called for that purpose.

14.	Compensation.

The Board of Directors may fix the compensation of Directors. Each Director may be paid a stated salary as such or a fixed sum for the attendance at meetings of the Board of Directors or any committee thereof, or both, and may be reimbursed for his expenses of attendance at each such meeting. The Board of Directors may also pay to each Director rendering services to the Corporation not ordinarily rendered by Directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. None of these payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. The Board of Directors may determine the compensation of a Director who is also an Officer for service as an Officer as well as for service as a Director.

15.	Contracts.

(a) No contract or other transaction between this Corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way by reason of the fact that a director of this Corporation is interested in, or is financially interested in such other business, provided such fact is disclosed to the Board.

(b) Any director may be a party to or may be interested in any contract or transaction of this Corporation individually, and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the vote (not counting the vote of any such directors) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction, which would otherwise be valid under the law applicable thereto.

16.	Committees.

The Board, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall remain in existence at the pleasure of the Board. Participation of any one or more members of a committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute a director’s presence in person at any such meeting. Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

ARTICLE IV

OFFICERS

1.	Number and Qualifications.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman and Vice Chairman of the Board, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

2.	Election.

The officers of the Corporation shall be elected by the Board at the regular annual meeting of the Board following the annual meeting of shareholders.

3.	Term of Office.

Each officer shall hold office until the annual meeting of the Board next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

4.	Resignation.

Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof by the Board or such officer, unless otherwise specified in such written notice. The acceptance of such resignation shall not be necessary to make it effective.

5.	Removal.

Any officer, whether elected or appointed by the Board, may be removed by the Board, either with or without cause, and a successor elected by the Board at any time.

6.	Vacancies.

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board.

7.	Duties.

Unless otherwise provided by the Board, officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, such powers and duties as may be set forth in these Bylaws, and such powers and duties as may be specifically provided for by the Board.

8.	Sureties and Bonds.

At the request of the Board, any officer, employee or agent of the Corporation shall execute for the Corporation a bond in such sum, and with such surety as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

9.	Shares of Other Corporations.

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder shall be exercised on behalf of the Corporation in such manner as the Board may authorize. Such authorization shall be given to the Chairman or the Corporation’s Chief Executive Officer.

ARTICLE V

SHARES OF STOCK

1.	Certificates.

(a) The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. The certificates representing shares in the Corporation shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares and shall be signed by (i) the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) Certificates representing shares shall not be issued until they are fully paid for.

(c) The Board may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

(d) The Board may adopt a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation, in the form specified in paragraph (a) of this Section 1, certifying the number of shares owned by such shareholder in the Corporation.

2.	Lost or Destroyed Certificates.

Upon notification by the holder of any certificate representing shares of the Corporation of the loss or destruction of one or more certificates representing the same, the Corporation may issue new certificates in place of any certificates previously issued by it, and alleged to have been lost or destroyed. Upon production of evidence of loss or destruction, in such form as the Board in its sole discretion may require, the Board may require the owner of the lost or destroyed certificates to provide the Corporation with a bond in such sum as the Board may direct, and with such surety as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificates. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board, it is proper to do so.

3.	Transfers of Shares.

(a) Transfers of shares of the Corporation may be made on the share records of the Corporation, in the case of certificated shares of stock, solely by the person named in such certificate, in person or by a duly authorized attorney, upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.

(b) The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal, equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

4.	Record Date.

In lieu of closing the share records of the Corporation, the Board may fix, in advance, a date not less than ten (10) days nor more than sixty (60) days, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI

DIVIDENDS

Subject to this Certificate of Incorporation and to applicable law, dividends may be declared and paid out of any funds available thereof, as often, in such amount, and at such time or times as the Board may determine. Before payment of any dividends, there may be set aside out of the net profits of the Corporation available for dividends, such sum or sums as the Board, from time to time, in its sole discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE VIII

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

ARTICLE IX

AMENDMENTS

1.	By Shareholders.

All Bylaws of the Corporation shall be subject to revision, amendment or repeal, and new Bylaws may be adopted from time to time by a majority of the shareholders who are at such time entitled to vote in the election of directors, voting together as a single class. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Sections 3, 4, 9(d) and 10 of Article II and this Section 1 of Article IX may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of at least 80% of the shareholders who are at such time entitled to vote in the election of directors, voting together as a single class.

2.	By Directors.

All Bylaws of the Corporation also shall be subject to revision, amendment or repeal, and new Bylaws may be adopted from time to time, by a majority of the Board of Directors.

ARTICLE X

INTERNAL MATTERS

1.	Definition.

For purposes of this Article X, “Internal Matter” shall mean and include (i) any derivative action or proceeding brought on behalf of or in the right of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action pursuant or relating to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws, (iv) any action asserting a claim arising pursuant to any provision of the federal securities laws, and any regulation promulgated pursuant thereto, or (v) any action asserting a claim governed by what is known as the internal affairs doctrine of the State of Delaware.

2.	Certain Litigation Expenses.

To the fullest extent permitted by law, in the event that (i)any current or prior stockholder or anyone on behalf of any or all of the current or prior stockholders of the Corporation (a “Claiming Party”) initiates or asserts any claim or counterclaim (a “Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim arising in whole or in part out of any Internal Matter against the Corporation or any of its current or former directors, officers, employees or affiliates (the “Company

Parties”) (including any Claim filed derivatively on behalf of the Corporation), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Company Parties the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the Company Parties may incur in connection with such Claim.

3.	Forum Selection.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any Claim relating to an Internal Matter, other than (i) the Internal Matter referenced in subsection (iv) of the definition thereof and (ii) as to any Claim (x) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (y) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (z) for which the Court of Chancery does not have subject matter jurisdiction.

4.	Severability.

To the extent that any provision of this Article X is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Article X, and following any determination by a court of competent jurisdiction that any provision of this Article X is invalid or unenforceable, this Article X shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

ARTICLE XI

INDEMNIFICATION

1.	Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article XI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2.	Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article XI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article XI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

3.	Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article XI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Corporation.

4.	Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

5.	Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

6.	Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

7.	Nature of Rights.

The rights conferred upon indemnitees in this Article XI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article XI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.